AMENDMENT NO. 6

TO THE AMENDED AND RESTATED

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF JANUARY 1, 2004

AND

EFFECTIVE JANUARY 27, 2004

As Amended

FOR

SPDR® S&P 500® ETF TRUST

(“SPDR 500 Trust”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR 500 Trust

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

STATE STREET GLOBAL ADVISORS TRUST COMPANY

AS TRUSTEE

DATED AS OF MARCH 4, 2024

This Amendment No. 6 (the “Amendment Agreement”) dated as of March 4, 2024 between PDR Services LLC, as sponsor (the “Sponsor”), and State Street Global Advisors Trust Company, as trustee (the “Trustee”), amends the document entitled “AMENDED AND RESTATED STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 2004 AND EFFECTIVE JANUARY 27, 2004 FOR SPDR® S&P 500® ETF TRUST (“SPDR 500 TRUST”) AND ANY SUBSEQUENT AND SIMILAR SERIES OF THE SPDR 500 TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).

WITNESSETH THAT:

WHEREAS, the Sponsor and State Street Bank and Trust Company, the former Trustee, entered into the Standard Terms to facilitate the creation of the SPDR 500 Trust; and

WHEREAS, the U.S. Securities and Exchange Commission (“SEC”) adopted amended Rule 15c6-1(a) to shorten by one business day the standard settlement cycle for most broker-dealer securities transactions (such shortened settlement cycle, the “T+1 Settlement Cycle”); and

WHEREAS, the parties hereto desire to amend the Standard Terms as more fully set forth below; and

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. Effective May 28, 2024 or such other date established by the SEC as the compliance date for the T+1 Settlement Cycle pursuan to Rule 15c6-1(a) (the “Settlement Cycle Change Date”), the following sentence in Section 2.03 of the Standard Terms:

A Participating Party, pursuant to the Participant Agreement described below, agrees to transfer the requisite Index Securities (or contracts to purchase such Index Securities which are expected to be delivered in a “regular way” manner in two (2) Business Days) and the Cash Component to the Trustee by means of the Clearing Process, together with such additional information as may be required by the Trustee.

is hereby amended such that the reference to “in two (2) Business Days” shall be replaced with “no later than one (1) Business Day after the trade date.”

2. Effective on the Settlement Cycle Change Date, the following sentence in Section 2.03 of the Standard Terms:

In such cases, the DTC Participant shall effectuate the transfer of the requisite Index Securities and the Cash Component to the Trustee directly through DTC on the day on which the order is accepted by the Distributor for Trust Unit delivery not later than on the second (2nd) Business Day following the day on which the order is accepted by the Distributor.

is hereby amended such that the reference to “second (2nd) Business Day” shall be replaced with “first (1st) Business Day.”

3. Effective on the Settlement Cycle Change Date, the following sentence in Section 3.04 of the Standard Terms:

Beneficial Owners as reflected on the records of the Depository and the DTC Participants on the first (1st) Business Day following the Ex-Dividend Date (the “Record Date”) will be entitled to receive an amount representing dividends accumulated on the Securities through the quarterly dividend period preceding such Ex-Dividend Date (including Securities with ex-dividend dates falling within such quarterly dividend period), net of fees and expenses, accrued daily for such period.

is hereby amended such that the reference to “first (1st) Business Day following the” shall be deleted.

4. Effective March 4, 2024, the following sentence in Section 5.02 of the Standard Terms:

Trust Units in Creation Unit size aggregations will be redeemable in kind when such Creation Unit size aggregation is in the account of a single DTC Participant by submitting a request for redemption to the Trustee in the manner specified below.

is hereby amended such that the reference to “Trustee” shall be replaced with “Distributor and Trustee.”

5. Effective March 4, 2024, the following paragraph in Section 5.02 of the Standard Terms:

Requests for redemptions of Creation Units may be made on any Business Day to the Trustee through the Clearing Process. Requests for redemptions of Creation Units may also be made directly to the Trustee outside the Clearing Process. Requests for redemption shall not be made to the Distributor. In the case of redemptions made through the Clearing Process, the Transaction Fee will be deducted from the amount delivered to the redeemer and in case of redemptions tendered directly to the Trustee outside the Clearing Process, an additional amount not to exceed three (3) times the Transaction Fee applicable for one Creation Unit, per Creation Unit redeemed, will be deducted from the amount delivered to the redeemer due in part to the increased expense associated with delivery outside the Clearing Processes. In all cases, both the tender of Trust Units for redemption and distributions to the redeemer in respect of Trust Units redeemed will be effected through the Depository and the relevant DTC Participant(s) to the Beneficial Owner thereof as recorded on the book entry system of the Depository or the relevant DTC Participant, as the case may be.

is hereby amended such that each reference to “Trustee” shall be replaced with “Distributor and Trustee” and the third sentence shall be deleted in its entirety.

6. Effective on the Settlement Cycle Change Date, the following sentence in Section 5.02 of the Standard Terms:

The Trustee will transfer the cash and securities to the redeeming Beneficial Owner on the second (2nd) Business Day following the date on which request for redemption is made.

is hereby amended such that the reference to “on the second (2nd) Business Day” shall be replaced with “not later than the first (1st) Business Day.”

7. Pursuant to the first paragraph of Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) through (6) of this Amendment Agreement are in regard to matters as will not adversely affect the interest of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.

8. Pursuant to the second paragraph of Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of this Amendment Agreement for transmittal by each such DTC Participant to Beneficial Owners of the Trust.

9. Except as amended hereby, the Standard Terms and any and all amendments thereto, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

10. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Standard Terms.

11. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:	/s/ Douglas Yones
Name: Douglas Yones
Title: Head of Exchange Traded Products

ATTEST: /s/ Amy Mauro
TITLE: Notary Public

STATE STREET GLOBAL ADVISORS TRUST COMPANY, as Trustee

By:	/s/ Barry E.X. Smith
Name: Barry E.X. Smith
Title: Executive Vice President

ATTEST: /s/ Heather J. Edlund
TITLE: Notary Public

STATE OF NEW YORK  )

     : ss.:

COUNTY OF NEW YORK  )

On the 4th day of March in the year 2024 before me personally came Douglas Yones to me known, who, being by me duly sworn, did depose and say that he is the Head of Exchange Traded Products of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like authority.

/s/ Amy Mauro

Notary Public

COMMONWEALTH OF MASSACHUSETTS  )

     : ss.:

COUNTY OF SUFFOLK )

On this 4th day of March in the year 2024, before me personally appeared Barry Smith, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President of State Street Global Advisors Trust Company, the trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said trust company.

/s/ Heather J. Edlund

Notary Public